UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under §240.14a-12

PartnerRe Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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A Presentation to Company Name 0 PartnerRe and EXOR A new chapter in our history Insert Date “Under the ownership of EXOR, we have the opportunity to become the most preferred reinsurance partner. With a financially strong and supportive owner , committed for the long - term, we will build PartnerRe’s future while preserving the unique culture, brand, underwriting capabilities, financial security and commitment that you have come to expect over the past two decades.” Emmanuel Clarke President, PartnerRe Ltd. Building our future on a solid foundation ▪ Breadth and depth to meet client needs across all business lines and in all markets ▪ Proven financial security with a strong balance sheet ▪ Talented, experienced specialists ▪ Actively listening to our clients to deliver responsive solutions ▪ Dedicated to brokers ▪ Continuously adapting to respond to client needs and industry trends EXOR’s private ownership brings stability and opportunity ▪ EXOR’s time horizon is counted in decades, not years. This means that we can take a longer term view of what’s right for our clients. ▪ EXOR’s commitment to reinvesting our returns will further strengthen our capital and provide the resources to grow and increase our appetite for risk over the long - term. ▪ In an environment of mergers and acquisitions, PartnerRe is no longer at risk of consolidation. This means, we can entirely focus on our clients and their needs. Strong identity and clear aspirations ▪ PartnerRe under EXOR will be focused on reinsurance and reinsurance - like solutions. ▪ We hold no aspirations of becoming a market leader in direct insurance. ▪ We aspire to become the most preferred reinsurance partner.

Insert Date 1 A Presentation to Company Name PartnerRe continues to be the Company our clients know: high quality insight, global and diversified platform and financially robust. We will continue to build on our existing strengths, our expertise and our relationships. Proven track record of paying claims PartnerRe is a financially secure reinsurance partner with a commitment to an unquestionable ability to pay claims . Leading broker market reinsurer for long - tail casualty risk Consistently maintained an “A” rating On everyone’s approved list for long - tail casualty risk . Since securing ratings with A.M. Best and Standard & Poor’s, PartnerRe has consistently maintained an “A” rating or above. Long - term relationships with clients Financial Strength Ratings Last updated by an agency: August 4, 2015 A A.M. Best A+ Standard & Poor’s AA - Fitch 77% 45% 32% of client relationships are 3 years or longer of client relationships have lasted for 3 - 10 years of client relationships have lasted for more than 10 years A1 Moody’s Building our future on a solid foundation

$960M $16M $7.9B $5.9B Continually adapting to industry needs Over the past two decades, PartnerRe has been tested by industry shock losses, as well as broader economic shocks. During this same time we have deepened our resources and broadened our capabilities to better align with our clients’ evolving risk transfer needs. We continually adapt our business to be responsive to client needs and industry trends and provide stability in periods of uncertainty. Insert Date 2 A Presentation to Company Name 1994 Northridge Earthquake  TOTAL CAPITAL  GROSS PREMIUMS WRITTEN Capital We grew our capital almost eightfold and we grew gross premiums written from $16 million in our first year to $5.9 billion at December 31, 2014. Diversification We have evolved into a diversified reinsurer , with the technical skills and ability to transact in every line of business. 1993 2014 1993 Entry into Cat 2001 Entry into U.S. Casualty 2005 Entry into Agriculture 2011 Entry into Mortgage 2012 Entry into U.S . Accident and Health 2014 1997 Entry into Life 1995 Kobe Earthquake 1999 Winter Storms Lothar - Martin 2001 World Trade Center 2002 Equity Crisis 2005 Katrina, Rita, Wilma 2008 Financial Crisis 2011 Tohoku Earthquake

Important Information For Investors And Shareholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between PartnerRe Ltd. (“PartnerRe”) and Exor S.p.A. and certain of its affiliates (collectively, “EXOR”). In connection with this proposed business combination, PartnerRe and/or EXOR may file one or more proxy statements, proxy statement/prospectus or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, proxy statement/prospectus or other document PartnerRe and/or EXOR may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF PARTNERRE ARE URGED TO READ THE PROXY STATEMENT(S), PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) of PartnerRe (if and when available) will be mailed to shareholders of PartnerRe. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by PartnerRe through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by PartnerRe will be available free of charge on PartnerRe’s internet website at http://www.partnerre.com or by contacting PartnerRe’s Investor Relations Director by email at robin.sidders@partnerre.com or by phone at 1-441-294-5216.

Participants in Solicitation

PartnerRe, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of PartnerRe is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015, its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 1, 2014, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which was filed with the SEC on July 31, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on January 29, 2015, May 16, 2014 and March 27, 2014.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between PartnerRe and EXOR are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “illustrative,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about PartnerRe and EXOR, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in PartnerRe’s most recent reports on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

•     the failure to obtain the approval of shareholders of PartnerRe in connection with the proposed transaction;

•     the failure to consummate or delay in consummating the proposed transaction for other reasons;

•     the timing to consummate the proposed transaction;

•     the risk that a condition to closing of the proposed transaction may not be satisfied;

•     the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; and

•     the diversion of management time on transaction-related issues.

PartnerRe’s forward-looking statements are based on assumptions that PartnerRe believes to be reasonable but that may not prove to be accurate. PartnerRe cannot guarantee future results, level of activity, performance or achievements. Moreover, PartnerRe assumes no responsibility for the accuracy and completeness of any of these forward-looking statements. PartnerRe assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.